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                                                                     EXHIBIT 3.4



               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                       PARACELSUS HEALTHCARE CORPORATION
                            a California Corporation

         R.J. MESSENGER and ROBERT C. JOYNER certify that:

         1. They are the duly elected and acting President and Assistant Secretary, respectively, of the corporation named above.

         2. The articles of incorporation of the corporation shall be amended and restated to read in full as follows:

FIRST.  The name of the corporation is PARACELSUS HEALTHCARE CORPORATION.

SECOND. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California ("GCLC") other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD. The total number of shares of all classes of stock which the corporation shall have authority to issue is 175,000,000, of which 150,000,000 shares of no par value shall be designated as Common Stock and 25,000,000 shares of the par value of $0.01 per share shall be designated as Preferred Stock. Shares of Preferred Stock may be issued in series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

         (a) the distinctive serial designation of such series which shall distinguish it from other series;

         (b) the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the board of directors in the resolution or resolutions providing for the issue of such series;

         (c) the dividend rate (or method of determining such rate, which may be fixed or variable) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

         (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or

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dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

         (e) the amount or amounts which shall be payable out of the assets of the corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the corporation;

         (f) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be purchased or redeemed, in whole or in part, at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

         (g) the obligation, if any, of the corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

         (h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock or debt securities of the corporation or of any other entity, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

         (i) the voting rights, if any, of the holders of the shares of such series.

         Upon this amendment and restatement becoming effective, each of the outstanding shares of Common Stock shall be split up and converted into 66,159.426 shares of Common Stock.

FOURTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation. This Article Fourth and the by-laws of the corporation may not be amended, modified or repealed by the holders of the capital stock of the corporation except by the affirmative vote of the holders of not less than a majority of the Total Voting Power (as hereinafter defined) of the corporation and the affirmative vote of the holders of a majority of the voting power of all outstanding Public Shares (as hereinafter defined), each considered for purposes hereof as a single class.

         For the purposes of these Articles, the following terms shall have the following meanings: The term "Public Shares" shall mean shares of capital stock of the corporation not beneficially owned (as determined

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pursuant to Rule 13d-3 or Rule 13d-5 of the Securities Exchange Act of 1934, as
amended, as in effect on the date this Restated Certificate of Incorporation becomes effective (the "Exchange Act")) by any individual, partnership, corporation, limited liability company, trust or other entity (a "Controlling Person") that is a member of any group (as defined under Rule 13d-5 of the Exchange Act) that beneficially owns 25 percent or more of the Total Voting Power of the corporation; PROVIDED that the Independent Directors (as hereinafter defined) shall have the power and duty to construe and apply the provisions of this definition and to make all determinations necessary or desirable to implement such provisions. The term "Independent Directors" shall mean the directors of the corporation who are not employed by, affiliated with or nominees or representatives of any Controlling Person or employed by or affiliated with the corporation or any of their respective Subsidiaries (as hereinafter defined), excluding for the purpose of the foregoing any affiliation by reason of being a member on the Board of Directors (but not an officer) of the corporation or its Subsidiaries. The term "Subsidiary" with respect to any person shall mean any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the voting power of all outstanding securities entitled by the terms thereof to vote generally in the election of directors, or others performing similar functions with respect to such corporation or other organization, is directly or indirectly beneficially owned by such person. The term "Total Voting Power" shall mean the non-diluted aggregate number of votes that may be cast by the holders of outstanding Voting Securities. The term "Voting Securities" shall mean securities entitled to vote in the ordinary course in the election of directors or of persons serving in a similar governing capacity, including the voting rights attached to such securities and rights or options to acquire such securities.

FIFTH. The number of directors of the corporation shall be fixed from time to time pursuant to the by-laws of the corporation.

         The directors of the corporation shall be divided into three classes, as nearly equal in number as possible, as determined by the board of directors, with the initial term of office of Class I to expire at the first annual meeting of shareholders thereafter, the initial term of office of Class II to expire at the second annual meeting of shareholders thereafter and the initial term of office of Class III to expire at the third annual meeting of shareholders thereafter, with each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned

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among the classes so as to maintain or attain a number of directors in each class as nearly equal as possible, but no decrease in the number of directors may shorten the term of any incumbent director. This provision shall become effective only when the corporation becomes a listed corporation within the meaning of Section 301.5 of the GCLC.

         Shareholders shall not be entitled to cumulate votes in the election of directors. This provision shall become effective only when the corporation becomes a listed corporation within the meaning of Section 301.5 of the GCLC.

         No director may be removed except for cause as set forth in Sections 302 and 304 of the GCLC, except as otherwise provided by Section 303 of the GCLC.

         In the event that the holders of any class or series of stock of the corporation shall be entitled, voting separately as a class, to elect any directors of the corporation, then the number of directors that may be elected by such holders shall be in addition to the number fixed pursuant to the by-laws and, except as otherwise expressly provided in the terms of such class or series, the terms of the directors elected by such holders shall expire at the annual meeting of shareholders next succeeding their election without regard to the classification of the remaining directors.

         This Article Fifth may not be amended, modified or repealed except by the affirmative vote of the holders of not less than eighty percent (80%) of the Total Voting Power and the affirmative vote of the holders of a majority of the voting power of all outstanding Public Shares, each considered for purposes hereof as a single class.

SIXTH. No action required or permitted to be taken by the holders of any class or series of stock of the corporation, including but not limited to the election of directors, may be taken by written consent or consents and must be taken at a duly called annual meeting or at a special meeting of shareholders. This Article Sixth may not be amended, modified or repealed except by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Total Voting Power of the corporation and the affirmative vote of the holders of a majority of the voting power of all outstanding Public Shares, each considered for purposes hereof as a single class.

SEVENTH. (a) The Board of Directors may not alter, amend or repeal Sections 2.3, 2.4, 2.7, 2.11, 2.12, 2.14, 2.16, 3.2, 3.3, 3.4, 3.5, 3.8, 3.9, 4.1, 4.4,
Article VI or Article IX of the By-laws, except upon the affirmative vote of not less than seventy-five percent (75%) of the entire Board of Directors.

         (b)   In addition to any approval required by the GCLC or any

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other provisions of these Articles, the approval of any contract or transaction between the Corporation or any of its subsidiaries and one or more of its directors or Controlling Persons (or any of their "affiliates" as such term is defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended), or between the corporation or any of its subsidiaries and any other corporation, partnership, association or other organization in which one or more of its directors or Controlling Persons have a material financial interest, shall require that (i) the material facts as to his or her relationship or interest and as to the contract or transaction be fully and fairly disclosed in good faith to the Board of Directors and (ii) the Board of Directors in good faith (having determined that the contract is just and reasonable) authorize the contract or transaction by the affirmative vote of a majority of the disinterested directors present at the meeting of the Board of Directors at which such contract or transaction is considered (or, if there is only one disinterested director, such disinterested director), even though such disinterested directors constitute less than a quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. A mere common directorship does not constitute a material financial interest within the meaning of this Article Seventh. A director is not interested within the meaning of this subdivision in a resolution fixing the compensation of another director as a director, officer or employee of the corporation, notwithstanding the fact that the first director is also receiving compensation from the corporation.

         If the other provisions hereinabove are met, no such contract or other transaction contemplated above, or vote of a director, whether one or more, or the Board of Directors, shall be void or voidable solely because a director is not a disinterested director with respect to a matter and is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction to which such director is not a disinterested director or solely because his or her or their votes are counted for such approval for any purpose other than as provided above.

         (c) Dividends on the outstanding shares of the corporation, if any, shall not be declared except upon the affirmative vote of not less than seventy-five percent (75%) of the entire Board of Directors at any regular or special meeting. Dividends may be paid by the corporation in cash, in property, or in the corporation's own shares, but only as permitted under Chapter 5 of the GCLC. Subject to limitations upon the authority of the Board of Directors imposed by any law, the declaration of and provision for payment of dividends shall be at the discretion of the Board of Directors.


         (d) The Board of Directors may, by resolution passed by the affirmative vote of at least seventy-five percent (75%) of the entire

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Board of Directors, appoint from its membership, annually, an Executive
Committee of two or more directors, which shall include the Chief Executive Officer and the President of the corporation. The appointment or removal of any member (or alternate members) of the Executive Committee shall require the affirmative vote of not less than seventy-five percent (75%) of the entire Board of Directors.

         This Article Seventh may not be amended, modified or repealed by the holders of the capital stock of the corporation except by the affirmative vote of the holders of not less than a majority of the Total Voting Power of the corporation and the affirmative vote of the holders of a majority of the voting power of all outstanding Public Shares, each considered for purposes hereof as a single class.

EIGHTH. The corporation shall not enter into or recommend any Acquisition Proposal except upon the affirmative vote of not less than seventy-five percent (75%) of the entire Board of Directors. For purposes of this Article Eighth, an Acquisition Proposal shall mean any bona fide offer or proposal for (i) a merger or other business combination (other than a Surviving Company Merger (as hereinafter defined)) involving the corporation, (ii) the acquisition of any Voting Securities representing more than 50% of the Total Voting Power of the corporation after giving effect to such Acquisition Proposal or (iii) the acquisition of all or substantially all of the assets of the corporation. For purposes of this Article Eighth, a "Surviving Company Merger" shall mean any merger or other business combination or reorganization (i) where the transaction has been approved by a unanimous vote of the entire Board of Directors or (ii) where the holders of Voting Securities of the corporation prior to such transaction will beneficially own (as determined pursuant to Rule 13d-3 or Rule 13d-5 of the Exchange Act) in the aggregate at least 60% of the surviving corporation's Total Voting Power immediately after giving effect to such transaction.

         This Article Eighth may not be amended, modified or repealed except by the affirmative vote of the holders of not less than a majority of the Total Voting Power of the corporation and the affirmative vote of the holders of a majority of the voting power of all outstanding Public Shares, each considered for purposes hereof as a single class.

NINTH. The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. No amendment, modification or repeal of this Article Ninth shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

         This Article Ninth may not be amended, modified or repealed except

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by the affirmative vote of the holders of not less than eighty percent (80%) of the Total Voting Power of the corporation and the affirmative vote of the holders of a majority of the voting power of all outstanding Public Shares, each considered for purposes hereof as a single class.

TENTH. The corporation is authorized to indemnify the directors, officers, employees or other agents of the corporation to the fullest extent permissible under California law.

ELEVENTH. The Board of Directors is expressly authorized to adopt, amend or repeal a shareholder protection rights plan, which plan (or the securities issued pursuant to the terms of such plan) may distinguish between shares of Common Stock or other securities of the same class or series and may distinguish between shareholders of Common Stock or other securities of the same class or series.

         This Article Eleventh may not be amended, modified or repealed except by the affirmative vote of the holders of not less than eighty percent (80%) of the Total Voting Power and the affirmative vote of the holders of a majority of the voting power of all outstanding Public Shares, each considered for purposes hereof as a single class.

         3) The foregoing amendment and this certificate have been approved by the Board of Directors of the corporation.

         4) The foregoing amendment was approved by the required vote of the shareholder of the corporation in accordance with Section 902 of the GCLC; the corporation has only one class of shares and the total number of outstanding shares of such class entitled to vote with respect to the foregoing amendment was 450 shares; and the total number of shares of such class voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of such class.

         Each of the undersigned declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.


Dated:   July 23, 1996                           /s/ ROBERT C. JOYNER
                                                ----------------------
                                                 Robert C. Joyner
                                                 Assistant Secretary

                                                 /s/ R.J. MESSENGER
                                                ----------------------
                                                 R.J. Messenger
                                                 President